Exhibit 99.1
News Release

For more information contact:

Media Relations: Sophia Marshall Senior Vice President, Communications Fiserv, Inc. 470-351-9908 sophia.marshall@fiserv.com	Investor Relations: Julie Chariell Senior Vice President, Investor Relations Fiserv, Inc. 212-515-0278 julie.chariell@fiserv.com

For Immediate Release

Fiserv Reports Fourth Quarter and Full Year 2024 Results
GAAP revenue growth of 7% both in the quarter and for the full year;
GAAP EPS increased 13% in the quarter and 8% for the full year;
Operating cash flow was $6.63 billion for the full year;
Organic revenue growth of 13% in the quarter and 16% for the full year;
Adjusted EPS increased 15% in the quarter and 17% for the full year;
Free cash flow was $5.23 billion for the full year;
Company expects 2025 organic revenue growth of 10% to 12%
and adjusted EPS of $10.10 to $10.30, or growth of 15% to 17%
MILWAUKEE, Wis., February 5, 2025 – Fiserv, Inc. (NYSE: FI), a leading global provider of payments and financial services technology solutions, today reported financial results for the fourth quarter and full year 2024.
Fourth Quarter and Full Year 2024 GAAP Results
GAAP revenue for the company increased 7% to $5.25 billion in the fourth quarter of 2024 compared to the prior year period, with 11% growth in the Merchant Solutions segment and 3% growth in the Financial Solutions segment. GAAP revenue for the company increased 7% to $20.46 billion for the full year 2024 compared to the prior year, with 10% growth in the Merchant Solutions segment and 4% growth in the Financial Solutions segment.
GAAP earnings per share was $1.64 in the fourth quarter and $5.38 for the full year 2024, an increase of 13% and 8%, respectively, compared to the prior year periods. The full year 2024 included a $595 million non-cash impairment charge related to one of the company’s equity method investments, as well as a $147 million non-cash settlement charge in the fourth quarter for terminated pension plans. The full year 2023 included a $172 million gain related to the sale of the company’s financial reconciliation business.
GAAP operating margin was 31.8% and 28.7% in the fourth quarter and full year 2024 compared to 29.4% and 26.3% in the fourth quarter and full year 2023. GAAP operating margin in the Merchant Solutions segment was 39.2% and 37.0% in the fourth quarter and full year 2024 compared to 37.7% and 34.1% in the fourth quarter and full year 2023. GAAP operating

News Release
margin in the Financial Solutions segment was 51.7% and 47.3% in the fourth quarter and full year 2024 compared to 48.4% and 45.9% in the fourth quarter and full year 2023. Net cash provided by operating activities was $6.63 billion for the full year 2024.
“Fiserv’s track record of growth and consistency continued through 2024 — our fourth year in a row of double-digit organic revenue growth and 39th consecutive year of double-digit adjusted earnings per share growth,” said Frank Bisignano, Chairman and Chief Executive Officer of Fiserv. “The strength and sustainability of Fiserv’s performance is a testament to our unparalleled business model which generates high recurring revenue, strong incremental margin, and healthy free cash flow.”
Fourth Quarter and Full Year 2024 Non-GAAP Results and Additional Information
•Adjusted revenue increased 7% to $4.90 billion in the fourth quarter and 7% to $19.12 billion for the full year 2024 compared to the prior year periods.
•Organic revenue growth was 13% in the fourth quarter of 2024, led by 23% growth in the Merchant Solutions segment and 4% growth in the Financial Solutions segment.
•Organic revenue growth was 16% for the full year 2024, led by 27% growth in the Merchant Solutions segment and 6% growth in the Financial Solutions segment.
•Adjusted earnings per share increased 15% to $2.51 in the fourth quarter and 17% to $8.80 for the full year 2024 compared to the prior year periods.
•Adjusted operating margin increased 180 basis points to 42.9% in the fourth quarter and 170 basis points to 39.4% for the full year 2024 compared to the prior year periods.
•Adjusted operating margin increased 150 basis points to 39.2% in the Merchant Solutions segment and 320 basis points to 51.7% in the Financial Solutions segment in the fourth quarter of 2024, compared to the prior year period.
•Adjusted operating margin increased 290 basis points to 37.0% in the Merchant Solutions segment and 130 basis points to 47.3% in the Financial Solutions segment for the full year 2024, compared to the prior year.
•The company repurchased 6.1 million shares of common stock for $1.3 billion in the fourth quarter and 33.9 million shares of common stock for $5.5 billion in the full year 2024.
•In January 2025, Fiserv was named one of Fortune® World’s Most Admired Companies™, a recognition received by the company for 10 of the last 11 years.
Outlook for 2025
Fiserv expects organic revenue growth of 10% to 12% and adjusted earnings per share of $10.10 to $10.30, representing growth of 15% to 17%, for 2025.
“We are confident in our ability to meet or beat the medium-term outlook provided at our November 2023 investor conference, as ongoing Merchant and Financial Solutions initiatives are having early success,” said Bisignano. “Our 2025 guidance reflects a continuation of our product, client and distribution strategies and our commitment to operational excellence to drive outperformance.”

News Release
Segment Realignment
The company realigned its reportable segments during the first quarter of 2024 to correspond with changes in its business designed to further enhance operational performance in the delivery of its integrated portfolio of products and solutions to its financial institution clients (“Segment Realignment”). The company’s new reportable segments are Merchant Solutions and Financial Solutions. Segment results for the three months and full year ended December 31, 2023 have been recast to reflect the Segment Realignment.
Earnings Conference Call
The company will discuss its fourth quarter and full year 2024 results in a live webcast at 7 a.m. CT on Wednesday, February 5, 2025. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NYSE: FI), a Fortune 500™ company, aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform. Fiserv is a member of the S&P 500® Index and one of Fortune® World’s Most Admired Companies™. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “adjusted earnings per share growth,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described

News Release
below that are excluded from the non-GAAP outlook measures. See page 15 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment and terminated pension plan settlement charges; severance costs; merger and integration costs; gains or losses from the sale of businesses, certain assets or investments; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue growth is useful because it presents revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.

News Release
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure in the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, bank failures, or intensified international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s strategic initiatives; the company’s ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company’s ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

News Release

Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue
Processing and services	$4,260	$4,025	$16,637	$15,630
Product	991	892	3,819	3,463
Total revenue	5,251	4,917	20,456	19,093

Expenses
Cost of processing and services	1,320	1,265	5,363	5,332
Cost of product	699	577	2,650	2,338
Selling, general and administrative	1,564	1,624	6,564	6,576
Net (gain) loss on sale of businesses and other assets	—	5	—	(167)
Total expenses	3,583	3,471	14,577	14,079

Operating income	1,668	1,446	5,879	5,014
Interest expense, net	(323)	(284)	(1,195)	(976)
Other expense, net	(161)	(59)	(178)	(140)

Income before income taxes and loss from investments in unconsolidated affiliates	1,184	1,103	4,506	3,898
Income tax provision	(193)	(210)	(641)	(754)
Loss from investments in unconsolidated affiliates	(43)	(4)	(685)	(15)

Net income	948	889	3,180	3,129
Less: net income attributable to noncontrolling interests	10	19	49	61

Net income attributable to Fiserv	$938	$870	$3,131	$3,068

GAAP earnings per share attributable to Fiserv – diluted	$1.64	$1.45	$5.38	$4.98

Diluted shares used in computing earnings per share attributable to Fiserv	571.4	602.7	582.1	615.9

Earnings per share is calculated using actual, unrounded amounts.

News Release

Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

GAAP net income attributable to Fiserv	$938	$870	$3,131	$3,068
Adjustments:
Merger and integration costs [1]	22	38	81	158
Severance costs	80	22	157	74
Amortization of acquisition-related intangible assets [2]	335	378	1,420	1,623
Non wholly-owned entity activities [3]	22	31	100	133
Impairment of equity method investments [4]	25	—	635	—
Non-cash settlement charge for terminated pension plans [5]	147	—	147	—
Net (gain) loss on sale of businesses and other assets [6]	—	5	—	(167)
Canadian tax law change [7]	—	—	—	27
Tax impact of adjustments [8]	(132)	(94)	(548)	(355)
Argentine Peso devaluation [9]	—	71	—	71
Adjusted net income	$1,437	$1,321	$5,123	$4,632

GAAP earnings per share attributable to Fiserv - diluted	$1.64	$1.45	$5.38	$4.98
Adjustments – net of income taxes:
Merger and integration costs [1]	0.03	0.05	0.11	0.21
Severance costs	0.11	0.03	0.22	0.10
Amortization of acquisition-related intangible assets [2]	0.47	0.50	1.95	2.11
Non wholly-owned entity activities [3]	0.03	0.04	0.14	0.17
Impairment of equity method investments [4]	0.07	—	0.85	—
Non-cash settlement charge for terminated pension plans [5]	0.16	—	0.16	—
Net (gain) loss on sale of businesses and other assets [6]	—	0.01	—	(0.19)
Canadian tax law change [7]	—	—	—	0.04
Argentine Peso devaluation [9]	—	0.12	—	0.12
Adjusted earnings per share	$2.51	$2.19	$8.80	$7.52

GAAP earnings per share attributable to Fiserv growth	13%		8%
Adjusted earnings per share growth	15%		17%
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities for the full year 2024 primarily include $23 million of third-party professional service fees, $22 million of share-based compensation, and $14 million related to a legal settlement. Merger and integration costs associated with integration activities for the full year 2023 primarily include $70 million of third-party professional service fees and $35 million of share-based compensation.
2Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract

News Release
costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 14 for an analysis of the company’s amortization expense.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
4Represents a non-cash impairment of certain equity method investments during 2024, primarily related to the company’s Wells Fargo Merchant Services joint venture, recorded within loss from investments in unconsolidated affiliates in the consolidated statement of income.
5Represents a non-cash settlement charge associated with the terminations of the company’s defined benefit pension plans in the United Kingdom and United States. Settlements of the terminated plans were completed in the fourth quarter of 2024.
6Represents a net gain for the full year primarily associated with the sale of the company’s financial reconciliation business during 2023.
7Represents the impact of a multi-year retroactive Canadian tax law change, enacted in June 2023, related to the Goods and Services Tax / Harmonized Sales Tax (GST/HST) treatment of payment card services.
8The tax impact of adjustments is calculated using a tax rate of 20% for both the full year 2024 and 2023, which approximates the company’s annual effective tax rate, exclusive of actual tax impacts of an aggregate $196 million benefit associated with the impairment of certain equity method investments and the settlement charge for terminated pension plans during 2024, and a $48 million provision associated with the net gain on sale of businesses during 2023.
9On December 12, 2023, the Argentina government announced economic reforms, including a significant devaluation of the Argentine Peso. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.

News Release

Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total Company
Revenue	$5,251	$4,917	$20,456	$19,093
Adjustments:
Postage reimbursements	(349)	(320)	(1,333)	(1,247)
Deferred revenue purchase accounting adjustments	—	3	—	19
Adjusted revenue	$4,902	$4,600	$19,123	$17,865

Operating income	$1,668	$1,446	$5,879	$5,014
Adjustments:
Merger and integration costs [1]	22	38	81	158
Severance costs	80	22	157	74
Amortization of acquisition-related intangible assets	335	378	1,420	1,623
Net (gain) loss on sale of businesses and other assets	—	5	—	(167)
Canadian tax law change	—	—	—	27
Adjusted operating income	$2,105	$1,889	$7,537	$6,729

Operating margin	31.8%	29.4%	28.7%	26.3%
Adjusted operating margin	42.9%	41.1%	39.4%	37.7%

Merchant Solutions (“Merchant”) [2]
Revenue	$2,499	$2,261	$9,631	$8,722

Operating income	$979	$851	$3,561	$2,974

Operating margin	39.2%	37.7%	37.0%	34.1%

Financial Solutions (“Financial”)
Revenue	$2,401	$2,331	$9,477	$9,101
Adjustments:
Deferred revenue purchase accounting adjustments	—	3	—	19
Adjusted revenue	$2,401	$2,334	$9,477	$9,120

Operating income	$1,241	$1,128	$4,485	$4,178
Adjustments:
Deferred revenue purchase accounting adjustments	—	3	—	19
Adjusted operating income	$1,241	$1,131	$4,485	$4,197

Operating margin	51.7%	48.4%	47.3%	45.9%
Adjusted operating margin	51.7%	48.5%	47.3%	46.0%

News Release

Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Corporate and Other
Revenue	$351	$325	$1,348	$1,270
Adjustments:
Postage reimbursements	(349)	(320)	(1,333)	(1,247)
Adjusted revenue	$2	$5	$15	$23

Operating loss	$(552)	$(533)	$(2,167)	$(2,138)
Adjustments:
Merger and integration costs	22	35	81	139
Severance costs	80	22	157	74
Amortization of acquisition-related intangible assets	335	378	1,420	1,623
Net (gain) loss on sale of businesses and other assets	—	5	—	(167)
Canadian tax law change	—	—	—	27
Adjusted operating loss	$(115)	$(93)	$(509)	$(442)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

1Includes deferred revenue purchase accounting adjustments within the Financial segment related to the 2019 acquisition of First Data Corporation. Adjustments for this residual activity concluded as of December 31, 2023.
2For all periods presented in the Merchant segment, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

News Release

Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$3,180	$3,129
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	1,672	1,479
Amortization of acquisition-related intangible assets	1,423	1,642
Amortization of financing costs and debt discounts	43	41
Share-based compensation	367	342
Deferred income taxes	(662)	(511)
Net gain on sale of businesses and other assets	—	(167)
Loss from investments in unconsolidated affiliates	685	15
Distributions from unconsolidated affiliates	39	55
Non-cash settlement charge for terminated pension plans	147	—
Non-cash foreign currency exchange loss	92	76
Other operating activities	(17)	(27)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	(169)	23
Prepaid expenses and other assets	(398)	(790)
Contract costs	(267)	(246)
Accounts payable and other liabilities	426	(54)
Contract liabilities	70	155
Net cash provided by operating activities	6,631	5,162

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(1,569)	(1,388)
Net proceeds from sale of businesses and other assets	—	234
Merchant cash advances, net	(801)	—
Payments for acquisitions of businesses, net of cash acquired	—	(13)
Distributions from unconsolidated affiliates	60	136
Purchases of investments	(155)	(39)
Proceeds from sale of investments	61	5
Other investing activities	—	(3)
Net cash used in investing activities	(2,404)	(1,068)

Cash flows from financing activities
Debt proceeds	6,783	5,567
Debt repayments	(5,396)	(3,015)
Net borrowings from (repayments of) commercial paper and short-term borrowings	278	(1,456)
Payments of debt financing costs	(28)	(38)
Proceeds from issuance of treasury stock	97	101
Purchases of treasury stock, including employee shares withheld for tax obligations	(5,837)	(4,827)
Settlement activity, net	—	(527)
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	(55)	(34)
Payment to acquire noncontrolling interest of consolidated subsidiary	—	(56)
Payments of acquisition-related contingent consideration	(3)	(35)
Other financing activities	(4)	(36)
Net cash used in financing activities	(4,165)	(4,356)
Effect of exchange rate changes on cash and cash equivalents	(32)	33
Net change in cash and cash equivalents	30	(229)
Cash and cash equivalents, beginning balance	2,963	3,192
Cash and cash equivalents, ending balance	$2,993	$2,963

News Release

Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	December 31,
	2024	2023
Assets
Cash and cash equivalents	$1,236	$1,204
Trade accounts receivable – net	3,725	3,582
Prepaid expenses and other current assets	3,087	2,344
Settlement assets	15,429	27,681
Total current assets	23,477	34,811

Property and equipment – net	2,374	2,161
Customer relationships – net	5,868	7,075
Other intangible assets – net	4,072	4,135
Goodwill	36,584	37,205
Contract costs – net	996	968
Investments in unconsolidated affiliates	1,506	2,262
Other long-term assets	2,299	2,273
Total assets	$77,176	$90,890

Liabilities and Equity
Accounts payable and other current liabilities	$4,799	$4,355
Short-term and current maturities of long-term debt	1,110	755
Contract liabilities	819	761
Settlement obligations	15,429	27,681
Total current liabilities	22,157	33,552

Long-term debt	23,730	22,363
Deferred income taxes	2,477	3,078
Long-term contract liabilities	263	250
Other long-term liabilities	863	978
Total liabilities	49,490	60,221

Redeemable noncontrolling interest	—	161

Fiserv shareholders’ equity	27,068	29,857
Noncontrolling interests	618	651
Total equity	27,686	30,508
Total liabilities and equity	$77,176	$90,890

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Growth	2024	2023	Growth

Total Company
Adjusted revenue	$4,902	$4,600		$19,123	$17,865
Currency impact [2]	294	—		1,621	—
Acquisition adjustments	(1)	—		(10)	—
Divestiture adjustments	(2)	(5)		(15)	(46)
Organic revenue	$5,193	$4,595	13%	$20,719	$17,819	16%

Merchant
Adjusted revenue	$2,499	$2,261		$9,631	$8,722
Currency impact [2]	274	—		1,499	—
Acquisition adjustments	(1)	—		(10)	—
Organic revenue	$2,772	$2,261	23%	$11,120	$8,722	27%

Financial
Adjusted revenue	$2,401	$2,334		$9,477	$9,120
Currency impact [2]	20	—		122	—
Divestiture adjustments	—	—		—	(23)
Organic revenue	$2,421	$2,334	4%	$9,599	$9,097	6%

Corporate and Other
Adjusted revenue	$2	$5		$15	$23
Divestiture adjustments	(2)	(5)		(15)	(23)
Organic revenue	$—	$—		$—	$—
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see pages 9-10) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Year Ended December 31,
	2024	2023

Net cash provided by operating activities	$6,631	$5,162
Capital expenditures	(1,569)	(1,388)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	(55)	(34)
Distributions from unconsolidated affiliates included in cash flows from investing activities	60	136
Severance, merger and integration payments	179	169
Tax payments on adjustments	(36)	(34)
Other	23	5
Free cash flow	$5,233	$4,016

Total Amortization [1]	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Acquisition-related intangible assets	$334	$381	$1,423	$1,642
Capitalized software and other intangibles	167	133	631	493
Purchased software	57	58	232	225
Financing costs and debt discounts	10	11	43	41
Sales commissions	29	27	113	110
Deferred conversion costs	26	24	108	85
Total amortization	$623	$634	$2,550	$2,596
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures

Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2025, including organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company’s organic revenue growth outlook for 2025 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth
2025 Revenue	9% - 11%
Postage reimbursements	(0.5)%
2025 Adjusted revenue	8.5% - 10.5%

Currency impact	1.5%
Acquisition adjustments	—%
Divestiture adjustments	—%
2025 Organic revenue	10% - 12%
Adjusted Earnings Per Share - The company’s adjusted earnings per share outlook for 2025 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses. The company estimates that amortization expense in 2025 with respect to acquired intangible assets will decrease approximately 10% compared to the amount incurred in 2024.
Other adjustments to the company’s financial measures that were incurred in 2024 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout 2025 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.
FI-G
# # #